Lexaria Bioscience Corp.
(NASDAQ: LEXX)

Drug Delivery Tech With Multiple Mainstream Applications - Resuming Coverage

BUY
Current Price: US$5.46
Fair Value: US$10.51
Risk*: 4

Sector/Industry: Healthcare / Biotechnology

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Highlights

- Lexaria's DehydraTECH™ is **a patented and proprietary drug delivery technology** for delivering Active Pharmaceutical Ingredients (APIs) into the bloodstream through oral ingestion.
- DehydraTECH™ has consistently shown, with cannabinoids and nicotine, an ability to increase bio-absorption **by up to five to ten times, and reduce the time of onset from one to two hours to just minutes** vs standard oil-based formulations.
- Lexaria operates a licensed in-house research laboratory, and has **21 patents granted and about 60 patents pending worldwide**. Its 20th and 21st patents were just granted in Japan.
- Lexaria licenses DehydraTECH™ to third-party partners, and distributors, for **royalty fees ranging between 3-10% of the partners' gross sales**.
- Currently generating modest revenue, but 2021 (9M) revenue was up 176% YoY. Commercialization for major product/drug launches **could be as early as 2022 or 2023**.
- The company's target markets are huge, with high expected growth rates. Key markets include antivirals, cardiovascular drugs, vitamins, nicotine, oral cannabinoid, and Non-Steroidal Anti-Inflammatory Drugs (NSAIDs).
- Lexaria has a non-exclusive license agreement in the U.S. market with tobacco giant Altria Group, Inc. (NYSE: MO) to develop and commercialize oral, reduced-risk nicotine products.
- **Lexaria recently achieved a breakthrough in a clinical study,** wherein anti-COVID-19 drugs, Remdesivir and Ebastine, processed with DehydraTECH™, were effective at inhibiting the SARS-CoV-2 virus. Despite the current usage of vaccines, anti-COVID-19 drugs and booster shots are still being developed to treat severe cases, reinfection, and the rise of new variants.
- **Expecting a regular flow of test results for the rest of 2021,** that could potentially lead to more licensing agreements.

Risks

- Has been incurring losses as revenues have not outpaced R&D and other expenses
- **There is no guarantee that DehydraTECH™ will be utilized in target markets.**
- Various DehydraTECH™ applications are still in clinical study stages, that may be lengthy.
- Additional patents required to protect DehydraTECH™ in jurisdictions where Lexaria has not yet secured patents
- Might have to keep raising capital to fund operations if the company is unable to grow revenue.

Sid Rajeev, B.Tech, CFA, MBA
Head of Research

Alexis Cabel, B.A.Econ
Analyst

LEXX Price and Volume



	YTD	12M
LEXX	23%	N/A
NASDAQ	17%	35%

Company Data

52-Week Range	$3.97 - $12.50
Shares O/S	5.7M
Market Cap.	$31M
Current Yield	N/A
P/E (forward)	N/A
P/B	3x

Key Financial Data (US$) YE Aug 31	2019	2020	2021E	2022E
Cash	$ 1,285,147	$ 1,293,749	$ 7,784,986	$ 1,638,724
Working Capital	$ 1,634,322	$ 1,700,044	$ 8,728,129	$ 3,315,977
Total Assets	$ 2,675,219	$ 2,828,238	$ 9,795,885	$ 4,517,365
Debt	$ -	$ -	$ -	$ -
Shareholders' Equity	$ 2,490,712	$ 2,482,258	$ 9,527,217	$ 4,120,742
Revenue	$ 222,610	$ 384,543	$ 916,176	$ 1,701,621
Net Income	$ -4,158,413	$ -4,084,613	$ -5,772,404	$ -5,494,217
EPS	$ -0.05	$ -0.04	$ -1.01	$ -0.96

***See last page for important disclosures, rating, and risk definitions. All figures in US$ unless otherwise specified.**

Business Overview

A potentially disruptive drug-delivery technology

Studies have shown that DehydraTECH™ is more effective in sending Active Pharmaceutical Ingredients (APIs) into the bloodstream through oral ingestion than conventional methods. DehydraTECH™ can be applied to various ingestible product formats such as oral suspensions, tablets, capsules, and others. It boosts the effectiveness of fat-soluble active molecules, thereby lowering the overall dosing.


✓ Speeds up onset ✓ Increases bioavailability ✓ Improves drug potency
1 Combine Active Pharmaceutical Ingredient with Fatty Acid Oil
API
Fatty Acid (e.g., LCFA)
2 Apply to food / carrier particles
Sorbitol, Gum Arabic, etc.
3 Perform dehydration synthesis procedure
4 Render as powder or liquid for use in desired final form factor

Source: Company

Proven performance

DehydraTECH™ has consistently shown, with cannabinoids and nicotine, the ability to increase bio-absorption by up to five to ten times, and reduces the time of onset from one to two hours to just minutes. It also masks unwanted tastes, and is planned for evaluation for other applications such as antivirals, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), and others.


Masks unwanted taste (1)
Improves speed of onset
Increases bioavailability
Increases brain absorption
Reduces Drug Administration Costs
Eliminates the need for sugar-filled edibles
Effects are felt in minutes(2)
Much more effective at delivering drug into bloodstream(3)
Animal testing suggests up to 19x improvement(4)
Higher ratio of drug delivery expected to lower overall drug costs
Patented drug delivery technology may improve oral administration of Active Pharmaceutical Ingredients

Source: Company

In July 2021, the company was granted its 20th and 21st patents in Japan for food & beverages

Lexaria has licensed DehydraTECH™ to various companies, including the Altria Group, for the development of smokeless, oral-based nicotine products, and to other companies for use in industries producing cannabinoid beverages, edibles, and oral products. Lexaria operates a licensed in-house research laboratory, and has 21 patents granted, and about 60 patents pending worldwide.

Advantages of DehydraTECH™ Over Conventional Consumption

Better delivery of CBD into the bloodstream

Utilizing DehydraTECH™ is considered to be a better way for cannabidiol (CBD) to enter the bloodstream through the gastrointestinal tract. It is fast-acting, has an improved taste, three times higher bio-availability, and improved blood brain barrier penetration. Tests have proven DehydraTECH™ to be better than its competitors. The oral ingestion of DehydraTECH™-delivered drugs is also better than the current alternatives listed below:

1. Inhalation has a high bioavailability of 27%, but is harmful to the lungs.
2. Sub-lingual (or "under the tongue" consumption) only has medium bioavailability of 13%, and has a foul taste.
3. Non- DehydraTECH™ oral consumption has the lowest bioavailability of 6%.

Business Model

Lexaria's business model is built around DehydraTECH™ through out-licensing and product sales.

1. Out-Licensing

Lexaria licenses DehydraTECH™ to third-party partners and distributors. In return, the company charges a royalty fee ranging between 3-10% of the partner's gross sales. This business model spreads risk over multiple distribution partners reducing Lexaria's exposure to the sales generation ability of a single partner. It also allows Lexaria to focus on the continued development of its intellectual property assets. So far, Lexaria has entered into the following licensing agreements:

Roster of licensees

a. **Altria** – A non-exclusive agreement worldwide to develop oral, reduced-risk nicotine consumer products. This is in conjunction with the company's plan to scrap cigarette sales. Its subsidiary, Philip Morris, will be halting the sale of cigarettes in the UK in the next decade. No royalties have been realized as of this time as products have not been developed yet. However, we believe growth for alternative nicotine products will be rapid once cigarette sales are scrapped.
b. **Nic's Beverages** – A five-year agreement from July 2019 to 2024, with this small family-owned wholesaler behind the Nic's Cold Brew brand, for CBD-based beverages in the U.S.
c. **Universal Hemp LLC** – A five-year agreement from July 2019 to 2024 to produce hemp-derived bulk ingredients for the nutraceutical and consumer packaged goods industries for the U.S. and Canadian markets.

d. **Hill Street Beverage Company, Inc. (TSXV: BEER)** – A ten-year agreement until 2030 to produce CBD hemp powder.

2. Product Sales and/or White-Label Relationships

DehydraTECH™ consumer brands made by Lexaria B2B clients are now present in more than 5,500 stores across the U.S.

Lexaria formerly developed many product categories as proof-of-concept for its technology, such as tea, coffee, protein bars, capsules, and ready to mix drink powders. Lexaria does not currently sell any products direct to consumer.

Lexaria currently contracts a space within a Good Manufacturing Practices (GMP)-certified facility located in the U.S. to offer B2B clients bulk powder ingredients processed with DehydraTECH technology utilizing CBD. This is now Lexaria's fastest growing revenue stream comprising 52% of total revenues in 9M-2021.

Growth Potential of DehydraTECH™

The target markets for DehydraTECH™ are huge, with high expected growth rates.

Huge and growing markets for DehydraTECH™

DehydraTECH™ Markets	Size (US$ bn)	Year	Future Size (US$ bn)	Year
Antivirals	52.1	2021	66.7	2025
Cardiovascular Drugs	47.3	2018	64.0	2026
Human Hormones	21.9	2019	26.8	2022
Oral Cannabinoid	18.4	2021	46.2	2025
NSAIDs	15.6	2019	24.4	2027
Oral Mucosal Nicotine	13.6	2018	22.1	2025
CBD	4.6	2018	23.6	2025
PDE5 Inhibitors	4.4	2014	5.3	2022
Nicotine Replacement	2.6	2019	3.5	2027
Vitamin D3	1.1	2021	1.7	2026

Source: Company / Various

Status of DehydraTECH™ Applications

R&D thrust to garner more licensees

Applied Research and Development (R&D) programs are important for Lexaria to get confirmatory results and data proving better drug delivery. This brings about commercial opportunities and/or partnerships for the company. The following are updates on Lexaria's various R&D efforts per product line.

Cannabinoids

Entering the cardiovascular disease drug market

The company is conducting a series of human clinical tests to show evidence towards the effectiveness of DehydraTECH™-enabled CBD for use as an oral hypertension treatment alternative. If these are successful, Lexaria can market DehydraTECH™ to the cardiovascular disease drug industry.

Tests showed higher absorption than the industry standard medium chain triglyceride (MCT) oil formulations

HYPER-H21-1 showed a drop in blood pressure with DehydraTECH™-CBD on 24 volunteers

HYPER-H21-1	Human clinical study DehydraTECH™-enabled CBD for hypertension Used on 24 human volunteers aged 45 to 65 Gave one 300 mg dose Also applicable as a COVID-19 treatment Successful reduction in blood pressure
HYPER-H21-2	Used on 16 pre to mildly hypertensive human volunteers Gave 3 separate 150 mg doses
HYPER-H21-3	To commence after the H21-1 and H21-2 blood sample and chemistry analyses

Source: Company

Estimated Time to Complete Current Clinical Studies (Management Guidance): October to November 2021
Estimated Time to Commercialization (Management Guidance): Two to four years in the U.S.; internationally, it varies but may be less than the U.S. time frame

Antivirals

Lexaria is conducting a series of animal clinical tests to see if DehydraTECH™ is a drug delivery alternative against COVID-19. Despite the current usage of vaccines worldwide, anti-COVID-19 drugs and booster shots are still being developed to treat severe cases, reinfection, and the rise of new variants.

Canada's National Research Council (NRC) confirmed the stability of DehydraTECH™ with Remdesivir, Ebastine, Bepridil, Rupintrivir, and Colchicine

VIRAL-A20-2	Animal clinical study DehydraTECH™-enabled Remdesivir and Ebastine COVID-19 treatment Bloodstream drug absorption up to three times higher

Source: Company

Estimated Time to Complete Current Clinical Studies (Management Guidance): August 2021
Estimated Time to Commercialization (Management Guidance): Unknown, as it is still in early stages

Oral Nicotine

Lexaria is studying the feasibility of human oral pouch dosing of nicotine, as it is a growing trend in several parts of the world. It is still in the animal clinical study stage.

In the early stages of nicotine pouch dosing

NIC-A21-1 (formerly NIC-C21-1)	Tolerability and PK study in animals on oral nicotine Evaluation of oral pouch nicotine after animal dosage

Source: Company

Estimated Time to Complete Current Clinical Studies (Management Guidance): October 2021
Estimated Time to Commercialization (Management Guidance): 2022 to 2024 in the U.S.; internationally, possible in 2022

NSAIDS (Non-Steroidical Anti-Inflamatories)

Lexaria is conducting early stages of animal clinical tests for DehydraTECH™-enabled Ibuprofen and Naproxen as pain relief alternatives.

Evaluating entry into the pain reliever market

NSAID-A21-1	Tolerability and PK study in animals Evaluating Ibuprofen and Naproxen for pain relief Pilot tolerability evaluations in rodents underway PK testing to follow upon a successful outcome

Source: Company

Estimated Time to Complete Current Clinical Studies (Management Guidance): November 2021
Estimated Time to Commercialization (Management Guidance): Unknown, as it is still in the early stage

Upcoming Catalysts

Will have clinical study updates coming until end of2021

August 2021

- Expected results from the VIRAL-A20-2 animal tolerability study against the COVID-19 SARS-CoV-2 virus
- Ongoing blood chemistry analysis of the HYPER-H21-1 test expected to be completed by August/September

September 2021

- Targeted completion of all blood sample and data analyses of HYPER-H21-2 from 16 human volunteers

October 2021

- Targeted NIC-A21-1 animal tolerability test result for pouch nicotine evaluation

November 2021

- Targeted NSAID-A21-1 animal tolerability test result for pain relief evaluation
- Targeted HYPER A-21-1 and HYPER A-21-2 animal test blood pressure response results
- Start of HYPER–H-21-3 tests

Management and Board

Three out of five board members are independent. Management and board own 12.39% of the outstanding shares, strongly aligning their interest with investors.

Name	Position/(s)	# Shares Outstanding	% of Total
Christopher Bunka	CEO, Chairman, & Director	545,455	9.60%
John Docherty	President & Director	103,743	1.83%
Gregory Downey	Chief Financial Officer	13,833	0.24%
Ted McKechnie	Independent Director	19,691	0.35%
Nicholas Baxter	Independent Director	17,500	0.31%
Albert Reese	Independent Director	4,317	0.08%
	Total Shares Owned by Directors:	**704,539**	**12.39%**
	Total Shares Outstanding:	5,684,521	

Source: Company/FRC

Brief biographies of senior management and board members, as provided by the company follow:

Chris Bunka – CEO, Chairman

Chris has been Chairman of the Board and CEO since 2006 and was primarily responsible for the corporate pivot from older business activities to bioscience. Chris is a serial entrepreneur and has been involved in several private and public companies since the late 1980's. He was well known for more than a decade as a part-time business commentator in print and radio, as well as an author. He has extensive experience in the capital markets, corporate governance, project acquisition and corporate finance. He is a named inventor on some of Lexaria's pending patents.

John Docherty – President, Director

John became President of Lexaria in the Spring of 2015 and joined its board of directors a year later. Mr. Docherty was former President and Chief Operating Officer of Helix BioPharma, where he led the company's pharmaceutical development programs for its plant and derived therapeutic protein product candidates. Mr. Docherty is a senior operations and management executive with over 20 years of experience in the pharmaceutical and biopharmaceutical sectors. Prior to this, Mr. Docherty was president and a board member of PharmaDerm Laboratories Ltd., a Canadian drug delivery company that developed unique microencapsulation formulation technologies for use with a range of active compounds. Mr. Docherty has also held positions with companies such as Astra Pharma Inc., Nu-Pharm Inc. and Price Waterhouse Coopers' former global pharmaceutical industry consulting practice. He is a named inventor on issued and pending patents and he has a M.Sc. in Pharmacology and a B.Sc. in Toxicology from the University of Toronto.

Greg Downey – Chief Financial Officer
Mr. Downey has over 35 years of diverse financial experience in the mining, oil and gas, manufacturing, construction, and the public sectors. He served eight years as CFO for several public companies and has provided business advisory and financial accounting services to many medium and large size organisations. Mr. Downey obtained his Certified Management Accountant (CMA) designation in 1992 and is a member of the Chartered Professional Accountants of British Columbia.

Nicholas Baxter – Independent Director
Nick was appointed as a member on the board of directors of Lexaria Corp. in 2009. Nick received a Bachelor of Science (Honours) from the University of Liverpool in 1975, and has worked on oil & gas projects in many areas of the world. Since the 1980's, he has worked with companies in the public markets both in the U.K. and in Canada. Nick brings extensive real-world experience as a board member.

Ted McKechnie – Independent Director
Ted is a well-recognized thought leader in the Canadian food industry. In the past, Ted was president of Maple Leaf Foods, an owner and senior executive at Humpty Dumpty and a senior leader at Pepsi Co. Besides being the chairman of Food Starter's board, Ted is also the Chairman/CEO of The Davies Group and William Davies Consulting Inc. Ted is also a chairman of the board for Advanced Technology for Food Manufacturing, and the Director of Lexaria Bioscience Corporation.

Al Reese – Independent Director
Mr. Reese has over 40 years of experience in public and private businesses including as CFO of a formerly Nasdaq-listed public energy company where he helped arrange finance transactions totaling over $10 billion dollars. Mr. Reese has also been a Director and Chairman of the Audit Committee of a community bank in Texas for ten years until such time as it was acquired by a larger banking group in 2018. Mr. Reese has been a Certified Public Accountant since 1974 and received his Bachelor degree in Business Administration from Texas A&M in 1971, and his MBA from University of Houston in 1977.

Financials

Product sales of DehydraTECH™-enabled CBD powder to B2B clients surged 139% YoY in 2021 (9M)

Lexaria 9M-2021 Revenues


Others, $4,685 , 1%
Product Sales, $360,558 , 52%
Licensing, $326,474 , 47%

Source: Company Annual Report

2021 (9M) revenue up 176% YoY

STATEMENTS OF OPERATIONS YE August 31, US$	2019	2020	9M-2020	9M-2021
Revenue	**$ 222,610**	**$ 384,543**	**$ 250,804**	**$ 691,717**
Gross Profit	$ 199,717	$ 285,165	$ 164,526	$ 536,680
Expenses	$ 4,297,580	$ 4,257,028	$ 3,348,486	$ 4,837,284
EBITDA	**$ -4,097,863**	**$ -3,971,863**	**$ -3,183,960**	**$ -4,300,604**
Net Loss	**$ -4,158,413**	**$ -4,084,613**	**$ -3,108,368**	**$ -2,848,914**
EPS	$ -0.05	$ -0.04	$ -1.23	$ -0.71

Margins	2019	2020	9M-2020	9M-2021
Gross	**90%**	**74%**	**66%**	**78%**
EBITDA	NM	NM	NM	NM
EBIT	NM	NM	NM	NM
Net	NM	NM	NM	NM

Raised $9.5M through equity financings in 2021 (9M)

Summary of Cash Flows	2019	2020	9M-2020	9M-2021
Operating	$ -3,879,087	$ -3,883,210	$ -1,981,314	$ -2,827,451
Investing	$ -764,895	$ -153,793	$ -13,205	$ 193,882
Financing	$ 4,201,946	$ 4,045,605	$ 2,743,383	$ 9,448,332
Net	**$ 1,285,147**	**$ 1,293,749**	**$ 748,864**	**$ 6,814,763**
Free Cash Flows to Firm (FCF)	**$ -4,643,982**	**$ -4,037,003**	**$ -1,994,519**	**$ -2,633,569**

Strong balance sheet; no need for additional financings in the next 12 months

Liquidity and Capital Structure	2019	2020	9M-2021
Cash	$ 1,285,147	$ 1,293,749	$ 8,108,512
Working Capital	$ 1,634,322	$ 1,700,044	$ 9,464,343
Current Ratio	9.86	8.53	43.78
Total Debt	$ -	$ 30,670	$ 7,507
Total Debt / Capital	0.0%	1.2%	0.1%

Source: Company Filings, FRC

Stock Options and Warrants

We estimate the company has 142k options (weighted average exercise price of $7.98) and 2.5M warrants (exercise price of $7.85) outstanding. Most of the securities are out-of-the-money. Approximately, 85k options and nil warrants are in-the-money.

FRC Projections and Valuation

Assumptions:

1. We are currently accounting for sales from only three sectors for conservatism - CBD, nicotine, and hypertension treatments.
2. 6.5% royalty on product sales

Lexaria Revenue Projections	2021E	2022E	2023E	2029E	2030E
CBD	916,176	1,701,621	1,692,413	18,147,048	25,294,957
Nicotine	-	-	441,030	8,938,986	10,272,539
Cardiovascular	-	-	928,273	13,432,942	14,486,241
Total Revenues	1,396,920	1,701,621	3,061,716	40,518,975	50,053,736
CBD Market Share	0.01%	0.01%	0.01%	0.03%	0.03%
Nicotine Market Share	0.00%	0.00%	0.04%	0.47%	0.50%
Cardiovascular Market Share	0.00%	0.00%	0.03%	0.29%	0.30%

DCF valuation of $11.74 per share

DCF Model		2021E	2022E	2029E	2030E	Terminal
EBIT(1-tax)		$ -5,772,404	$ -5,494,217	$ 18,754,805	$ 24,523,839	
Non-Cash Charges		$ 84,866	$ 122,889	$ 585,981	$ 732,476	
Investment in WC		$ -536,848	$ -734,111	$ 983,318	$ -2,789,873	
CFO		$ -6,224,386	$ -6,105,439	$ 20,324,103	$ 22,466,441	
CAPEX		$ 91,054	$ -55,835	$ -585,728	$ -732,160	
FCF		$ -6,133,332	$ -6,161,273	$ 19,738,375	$ 21,734,281	
PV		$ -5,333,332	$ -4,658,808	$ 5,610,878	$ 5,372,382	$ 46,112,944
Discount Rate	15%					
Terminal Growth Rate	3%					
Total PV	$ 66,761,867					
Cash - Debt	$ 7,784,986					
Equity Value	$ 74,546,854					
Shares O/S	5,684,521					
Fair Value	**$ 11.74**					

Source: FRC

Trading below sector multiples

Comparable Companies	EV/ Rev	EV/ EBITDA
Lexaria Bioscience Corp. (based on PV of 2025E)	3.49	22.24
Baudax Bio, Inc.	3.43	NM
MGC Pharmaceuticals Limited	18.54	NM
Pacira BioSciences, Inc.	4.46	10.80
Cassiopea S.p.A.	12.33	72.93
Average (excluding outliers)	**8.4x**	**35.3x**
Median	**4.5x**	**22.2x**
LEXX's Premium/(Discount)	**-59%**	**-37%**

Source: S&P Capital IQ and FRC

Weighted average fair value of $10.51 per share

Valuation Methods	Fair Value per share ($)	Weight
DCF Valuation	$11.74	50.0%
Fair value per share ($) - Average EV/R Multiple (2025E)	$10.86	25.0%
Fair value per share ($) - Average EV/EBITDA Multiple (2025E)	$7.69	25.0%
Fair Value Estimate ($)		**$10.51**
Current Price ($)		$5.46
Upside/(Downside)		**92.5%**

Source: FRC

We are initiating coverage with a BUY rating, and a fair value estimate of $10.51 per share. The success of Lexaria depends on the commercialization of its various DehydraTECH™ applications. Primary near-term catalysts will be results of ongoing tests.

Risks

We believe the company is exposed to the following risks (list is non-exhaustive):

Assigning a risk rating of 4 (Speculative)

- There is no guarantee that DehydraTECH™ will be utilized in its target markets.
- Various DehydraTECH™ applications are still in clinical study stages that may be lengthy.
- Might have to keep raising capital to fund operations if the company is unable to grow revenue.
- Additional patents required to protect DehydraTECH™ in jurisdictions where Lexaria has not yet secured patents.

Appendix

Income Statement (YE August 31, US$)	2020	2021E	2022E
Total Revenue	**384,543**	**916,176**	**1,701,621**
Cost of Goods Sold	99,378	206,746	358,846
Gross Profit	**285,165**	**709,430**	**1,342,775**
SG&A Expense	3,869,954	5,279,922	5,565,038
Research & Development	387,074	1,090,195	1,149,065
EBIT	**-4,084,613**	**-5,772,404**	**-5,494,217**
Depreciation and Amortization	112,750	111,717	122,889
EBITDA (calculated)	**-3,971,863**	**-5,660,687**	**-5,371,328**
Provision for Income Taxes	0	0	0
Net Income Before Minority Interest	**-4,084,613**	**-5,772,404**	**-5,494,217**
Minority Interest	150,617	46,092	43,871
Net Income	**-3,933,996**	**-5,726,312**	**-5,450,346**

Balance Sheet (YE August 31, US$)	2020	2021E	2022E
Assets			
Total cash, cash equivalents, and short-term inve	1,293,749	7,784,986	1,638,724
Accounts receivable, net	313,925	947,773	1,760,307
Inventory	116,871	51,745	89,814
Marketable Securities	19,321	20,364	21,464
Prepaid Expenses	182,095	191,928	202,292
Total current assets	**1,925,961**	**8,996,797**	**3,712,600**
Lease Right of Use	126,920	126,920	126,920
Patent	292,000	364,731	437,462
Property and equipment, net	483,357	307,437	240,383
Total assets	**2,828,238**	**9,795,885**	**4,517,365**
Liabilities and stockholders' equity			
Accounts payable	86,920	173,926	301,881
Unearned Revenue	44,255	-	-
Due to Related Parties & Lease	94,742	94,742	94,742
Total current liabilities	**225,917**	**268,668**	**396,623**
Lease & Loans Payable	120,063	0	0
Total liabilities	**345,980**	**268,668**	**396,623**
Common stock and paid-in capital	90,044	5,104	5,104
Additional Paid-In Capital	30,237,355	43,047,474	43,047,474
Accumulated Deficit	-27,802,198	-33,528,510	-38,978,856
Non-Controlling Interest	-42,943	3,149	47,020
Total stockholders' equity	**2,482,258**	**9,527,217**	**4,120,742**
Total liabilities and stockholders' equity	**2,828,238**	**9,795,885**	**4,517,365**

Cash Flow (YE August 31, US$)	2020	2021E	2022E
Net income	-3,933,996	-5,726,312	-5,450,346
Depreciation, amortization, and other	107,906	84,866	122,889
Changes in operating assets and liabilities:			
Accounts receivable	-40,780	-633,848	-812,534
Inventory	10,525	65,126	-38,068
Prepaid expenses and deposit	-68,275	-10,876	-11,464
Accounts payable	-49,491	87,006	127,955
Due to Related Parties	46,646	0	0
Unearned Revenue	44,255	-44,255	0
Net cash from operations	**-3,883,210**	**-6,178,294**	**-6,061,568**
Investing			
Additions to property and equipment	0	91,054	-55,835
Other	-153,793	-72,731	-72,731
Net cash used in investing	**-153,793**	**18,323**	**-128,566**
Financing			
Proceeds from Loans/ Convertible Debt	120,063	-120,063	-
Proceeds from equity issue	3,925,542	12,771,271	43,871
Net cash from (used in) financing	**4,045,605**	**12,651,208**	**43,871**
Net change in cash and cash equivalents	**8,602**	**6,491,237**	**-6,146,263**
Cash and cash equivalents, beginning of period	**1,285,147**	**1,293,749**	**7,784,986**
Cash and cash equivalents, end of period	**1,293,749**	**7,784,986**	**1,638,724**

Fundamental Research Corp. Equity Rating Scale:
Buy – Annual expected rate of return exceeds 12% or the expected return is commensurate with risk
Hold – Annual expected rate of return is between 5% and 12%
Sell – Annual expected rate of return is below 5% or the expected return is not commensurate with risk
Suspended or Rating N/A— Coverage and ratings suspended until more information can be obtained from the company regarding recent events.

Fundamental Research Corp. Risk Rating Scale:
1 (Low Risk) - The company operates in an industry where it has a strong position (for example a monopoly, high market share etc.) or operates in a regulated industry. The future outlook is stable or positive for the industry. The company generates positive free cash flow and has a history of profitability. The capital structure is conservative with little or no debt.

2 (Below Average Risk) - The company operates in an industry where the fundamentals and outlook are positive. The industry and company are relatively less sensitive to systematic risk than companies with a Risk Rating of 3. The company has a history of profitability and has demonstrated its ability to generate positive free cash flows (though current free cash flow may be negative due to capital investment). The company's capital structure is conservative with little to modest use of debt.

3 (Average Risk) - The company operates in an industry that has average sensitivity to systematic risk. The industry may be cyclical. Profits and cash flow are sensitive to economic factors although the company has demonstrated its ability to generate positive earnings and cash flow. Debt use is in line with industry averages, and coverage ratios are sufficient.

4 (Speculative) - The company has little or no history of generating earnings or cash flow. Debt use is higher. These companies may be in start-up mode or in a turnaround situation. These companies should be considered speculative.

5 (Highly Speculative) - The company has no history of generating earnings or cash flow. They may operate in a new industry with new, and unproven products. Products may be at the development stage, testing, or seeking regulatory approval. These companies may run into liquidity issues and may rely on external funding. These stocks are considered highly speculative.

Disclaimers and Disclosure
The opinions expressed in this report are the true opinions of the analyst about this company and industry. Any "forward looking statements" are our best estimates and opinions based upon information that is publicly available and that we believe to be correct, but we have not independently verified with respect to truth or correctness. There is no guarantee that our forecasts will materialize. Actual results will likely vary. The analyst and Fundamental Research Corp. "FRC" does not own any shares of the subject company, does not make a market or offer shares for sale of the subject company, and does not have any investment banking business with the subject company. Fees were paid by Lexaria to FRC. The purpose of the fee is to subsidize the high costs of research and monitoring. FRC takes steps to ensure independence including setting fees in advance and utilizing analysts who must abide by CFA Institute Code of Ethics and Standards of Professional Conduct. Additionally, analysts may not trade in any security under coverage. Our full editorial control of all research, timing of release of the reports, and release of liability for negative reports are protected contractually. To further ensure independence, Lexaria has agreed to a minimum coverage term including an initial report and three updates. Coverage cannot be unilaterally terminated. Distribution procedure: our reports are distributed first to our web-based subscribers on the date shown on this report then made available to delayed access users through various other channels for a limited time.

The distribution of FRC's ratings are as follows: BUY (68%), HOLD (7%), SELL / SUSPEND (25%).
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This report contains "forward looking" statements. Forward-looking statements regarding the Company and/or stock's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products/services in the marketplace; acceptance in the marketplace of the Company's new product lines/services; competitive factors; new product/service introductions by others; technological changes; dependence on suppliers; systematic market risks and other risks discussed in the Company's periodic report filings, including interim reports, annual reports, and annual information forms filed with the various securities regulators. By making these forward-looking statements, Fundamental Research Corp. and the analyst/author of this report undertakes no obligation to update these statements for revisions or changes after the date of this report. A report initiating coverage will most often be updated quarterly while a report issuing a rating may have no further or less frequent updates because the subject company is likely to be in earlier stages where nothing material may occur quarter to quarter.
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